UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       SCHEDULE 14C INFORMATION STATEMENT

Reg.ss.240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[_]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                        CHINA CRESCENT ENTERPRISES, INC.
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
 (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
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

                        CHINA CRESCENT ENTERPRISES, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                 March 17, 2009

To The Shareholders of China Crescent Enterprises, Inc.

         NewMarket Technology, Inc. (the "Majority Shareholder") is the holder of Series A Super Majority Voting Preferred Stock which allows Series A shares to always vote equal to 60% of the common shares of the total issued and outstanding stock of China Crescent Enterprises, Inc., a Nevada corporation (the "Company"). The Majority Shareholder has adopted the following resolutions by written consent in lieu of a meeting pursuant to the Nevada Revised Statutes.

     1. To authorize a reverse split of the common stock issued and outstanding on a one new share for twenty-five old shares basis. Fractional shares will be rounded up to the next whole share. (Requires an amendment to the Articles of Incorporation); and

     2. To authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to increase the number of authorized Common Shares from two hundred million (200,000,000) to one billion (1,000,000,000). (Requires an amendment to the Articles of Incorporation.)


                      Philip Rauch, Chief Financial Officer



             WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY, AND YOU
                      ARE NOT REQUESTED TO SEND US A PROXY.

                        CHINA CRESCENT ENTERPRISES, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254

                                 March 17, 2009


                          SHAREHOLDERS NOTICE OF ACTION

         The Majority Shareholder of China Crescent Enterprises, Inc. submitted its written consent to the shareholder resolutions described in this Information Statement on or about March 17, 2009, to be effective on or about April 14, 2009. As of March 25, 2009, the Majority Shareholder holds of record 250,000 shares of the Company's Series A Preferred Super Majority Voting Stock (voting equivalent to 60% of common shares) allowing Series A Preferred to always vote as a majority of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several thousand other shareholders.

         The Majority Shareholder is NewMarket Technology, Inc. by virtue of its Series A Preferred Super Majority Voting Stock.

         Holders of the common stock of record as of March 20, 2009 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholder is required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to all of the shareholder resolutions described in this Information Statement by a written consent. Other shareholders who desire to submit their consents must do so by April 14, 2009 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 250,000 shares of the Company's Series A Super Majority Preferred Shares (voting equivalent to 60% of common shares constituting voting equivalent of 104,481,993 shares of common stock) and 69,654,662, shares of outstanding common stock, were entitled to vote on the Company's proposed actions described in this Information Statement. For purposes of the written consent to action on the proposals, it is deemed that the Series A Preferred Super Majority Voting shareholders voted 104,481,993 shares in favor of proposals.

                          THE COMPANY AND THE PROPOSALS

         The Company has its executive offices at 14860 Montfort Drive, Suite 210, Dallas, TX 75254, and its telephone number is (972) 386-3372.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual report and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-Q for its quarter ending September 30, 2008, as well as the Company's Form 10-KSB for December 31, 2007 are available upon request to: Paul Danner, President, China Crescent Enterprises, Inc., 14860 Montfort Drive, Suite 210, Dallas, TX 75254.

           PROPOSALS ADOPTED BY SHAREHOLDER ACTION BY WRITTEN CONSENT

--------------------------------------------------------------------------------

                                   PROPOSAL #1

To authorize a reverse split of the common stock issued and outstanding on a one new share for twenty-five old shares basis. Fractional shares will be rounded up to the next whole share. (Requires an amendment to the Articles of Incorporation.)

--------------------------------------------------------------------------------


         Our Majority Shareholder has approved a pro-rata reverse split of our common stock, by which up to each twenty-five shares would become one share. Fractional shares will be rounded up to the next whole share. The effective date of the reverse split will be approximately twenty to thirty days following the date of the mailing of this Information Statement. This is not a "going private" transaction, and no shareholders will be reduced to less than one share. This requires an Amendment to the Articles of Incorporation to accomplish the reverse split.

         We believe the recent per share price of the common stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders, and it impairs the potential ability of the Company to raise capital by issuing new shares due to the low price.

         We believe that the reverse split will be advantageous to us and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

         Shareholders should note that, after the reverse split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of our Company will be reduced by the factor of the reverse, i.e. one for twenty-five shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in their best business judgment, and our shareholders will have no right to vote on future issuances of shares except in the event of a merger under Nevada law. This means that, effectively, our shareholders will have no ability or capacity to prevent dilution by the issuance of substantial amounts of additional shares for consideration that could be considerably less than what our existing shareholders paid for their shares. In many events, control of our Company could effectively be changed by issuances of shares without shareholder approval.

         We have no plans as of date hereof, to issue any newly available shares. There are no pending private offerings of shares, nor are there any pending acquisitions for which shares may be contemplated to be issued.

         As a general rule, potential investors who might consider making investments in our Company will refuse to do so when the Company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

         While our acceptability for ultimate listing on one of the NASDAQ markets or an exchange is presently remote, we believe that it is in the interests of our Company to adjust our capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes we would not meet NASDAQ criteria. NASDAQ requirements change constantly. There is no assurance that the proposed changes will meet
NASDAQ requirements or any other exchange when, and if, we are otherwise qualified. There is no assurance that we will qualify for NASDAQ.

         Once the reverse split has occurred, Management believes the Company may then be better structured to seek equity financing, because investors shy away from the very high dilution which would occur if an investment were made in the current structure. There is no assurance that the Company will have any success in seeking equity financing.

Future Dilutive Transactions

         It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

         The issuance of additional shares in future transactions will allow, the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

         1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders may be diluted from 100% now, after the reverse split to as little as .2%, assuming the Company authorizes up to 1 billion shares.

         2. Control of   the  Company  by  stockholders  may change  due to  new
issuances.

         3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

         4. Business plans and operations may change.

         5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

         In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

            TABLE SHOWING EFFECT OF REVERSE SPLIT TWENTY-FIVE FOR ONE

Shares Pre-Reverse                                          Post-Reverse shares

25                                                          1
50                                                          2
75                                                          3
100                                                         4
125                                                         5
500                                                         20
1,000                                                       40
2,000                                                       80
3,000                                                       120
4,000                                                       160
5,000                                                       200

Shares Pre-Reverse                                          Post-Reverse shares

10,000                                                      400
20,000                                                      800
50,000                                                      2,000
100,000                                                     4,000

         There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem the best calculation to meet the market attractively. However, we cannot control the markets reaction.

         Dissenting shareholders have no appraisal rights under Nevada law or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed reverse split.

         Fractional Shares. Fractional shares will be rounded up to the next whole share.

         The reverse stock split may leave certain stockholders with one or more "odd lots" of new common stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transaction cost per share to sell than shares in even multiples of 100. There are frequently situations where transaction costs for odd lots in penny stocks exceed the net proceeds realized from a sale of the odd lot, effectively rendering the odd lot valueless to the holder.

--------------------------------------------------------------------------------

                                   PROPOSAL #2

To authorize an amendment of the Company's Articles of Incorporation to increase the number of authorized Common Shares from two hundred million (200,000,000) to one billion (1,000,000,000). (Requires an Amendment to our Articles of Incorporation.)

--------------------------------------------------------------------------------

         Our Majority Shareholder has consented to increase the number of Common Shares authorized from two hundred million to one billion. This requires an amendment to our Articles of Incorporation.

         We believe that the share increase authorization in our Articles of Incorporation is in the best interest of our corporation. Without additional shares authorized, the Company may find itself unable to raise any more capital through shares if it has issued all of its authorized shares.

         It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where more shares will be issued equaling more than 20% of the issued and outstanding shares prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility but require a determination by the Board that the shares are being issued for fair and adequate consideration.

         In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company.

         It is likely that the Company may acquire other compatible business opportunities through the issuance of Common Stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior shareholder has paid, or at a greater than the then current market price. Typically unregistered shares are issued at less than market price due to their illiquidity and restricted nature, and the extended holding period, before they may be sold.

                             MANAGEMENT INFORMATION

Biographical Information on Officers and Directors and Significant Employees

         Paul Danner. On March 3, 2008, Mr. Danner was appointed to the Board of Directors of the Company. Mr. Danner was appointed CEO on July 1, 2008. Mr. Danner is also active in the United States Navy Reserve where he currently holds the rank of Captain and serves with the Naval Air Systems Command Reserve Program headquartered at Naval Air Station Patuxent River, MD. From 2001 to May 2007, Mr. Danner was the Chairman of Paragon Homefunding, Inc. (n/k/a NewMarket Latin America). Mr. Danner was a founder of that company. From 1998 to 2000, Mr. Danner was employed in various roles at MyTurn.com, Inc., including as Chief Executive Officer. From 1997 to 1998, Mr. Danner served as Vice President of Zekko Corp., a technology company, and from 1996 to 1997, Mr. Danner was the managing partner of Technology Ventures, a consulting firm. From 1985 to 1998 he held executive-level and sales & marketing positions with a number of technology companies including NEC Technologies and Control Data Corporation. Mr. Danner previously served on active duty from 1979 to 1985with the United States Navy where he flew the F-14 Tomcat. Mr. Danner received a Bachelor of Science Degree from Colorado State University in 1979 and an MBA from Old Dominion University in 1986.

         Philip J. Rauch. On October 18, 2006, Mr. Rauch was appointed the Chief Financial Officer and a Director of the Company. Mr. Rauch is the Chief
Financial Officer and a Director of NewMarket Technology, Inc., a majority stockholder of the Company. Mr. Rauch holds a Bachelor of Science in Economics degree with honors from the University of Pennsylvania Wharton School of Business, with a concentration in finance and accounting. From February 2004 to February 2007, Mr. Rauch served as the Chief Operating and Financial Officer of Defense Technology Systems, Inc. Beginning in 1997, Mr. Rauch served in a senior capacity at AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.) as Vice President, Business Operations, and later as Controller. From 1993 to 1997, Mr. Rauch was Vice President and Chief Financial Officer of Columbus Construction. From 1989 to 1993, he was Vice President and Chief Financial Officer of F. Garofalo Electric Co., an engineering and construction company. Mr. Rauch has further earned a certificate in Construction Management from the Institute of Design and Construction in New York. He is currently a member of the American Management Association.

         Philip Verges. On October 18, 2006, Mr. Verges was appointed to the Board of Directors of the Company. Mr. Verges is the Chief Executive Officer and Chairman of NewMarket Technology, Inc. Mr. Verges is a 1988 graduate of the United States Military Academy. His studies at West Point centered on national security. Mr. Verges' early career after the Army includes time in the Computer Sciences Research and Development Department of General Motors as well as experience teaching systems engineering methodology and programming to Electronic Data Systems ("EDS") employees from 1991 to 1995. Mr. Verges' first business start-up experience was at EDS in a new division concentrating on call center technology in financial institutions. Later in 1995, he added to his start-up experience at a $30 million technology services business with the responsibility to open a new geographic region with a Greenfield operation. Mr. Verges founded NewMarket Technology in 1997. Mr. Philip Verges is the brother of Mr. John Verges, the Chief Executive Officer of the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") and any other executive officer whose total annual salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2008, 2007, and 2006 (the "Named Executive Officers"):

The following table sets forth certain information concerning compensation paid by the Company to the President and the Company's two most highly compensated executive officers for the fiscal year ended December 31, 2008, 2007, and 2006 (the "Named Executive Officers"):

                           Summary Compensation Table
                                   (Executive)

                                                                Noneequity     Nonqualified
                                                                incentive        deferred
                                            Stock    Option        plan        compensation     All other
                          Salary    Bonus   awards   awards    compensation      earnings      compensation     Total
Name & Position  Year      ($)       ($)      ($)      ($)         ($)             ($)             ($)           ($)
---------------- ------ ----------- ------- -------- -------- --------------- --------------- --------------- ----------

Philip J.        2006      $-0-       $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-          $-
Rauch, CFO (2)   2007    $50,000      $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $50,000
                 2008    $50,000      $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $50,000

John T.          2006    $20,000      $-     $ -0-    $ -0-       $ -0-           $ -0-           $ -0-        $20,000
Verges, (1)      2007    $100,000     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $100,000
Former           2007    $20,000      $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $20,000
President &
Director

Paul Danner,     2006      $-0-       $-     $ -0-    $ -0-       $ -0-           $ -0-           $ -0-          $-
President,       2007      $-0-       $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-          $-
CEO              2007    $87,500      $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $87,500
Director (3)

Officers         2006    $20,000      $-     $ -0-    $ -0-       $ -0-           $ -0-           $ -0-        $20,000
& Directors      2007    $150,000     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $150,000
                 2007    $157,500     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $157,500

(1) John T. Verges was appointed President and Chief Executive Officer in October, 2006 and resigned June 2, 2008.
(2)  Philip J. Rauch was appointed Chief Financial Officer in October 2006.
(3)  Paul Danner was appointed President/CEO on July 1, 2008.


                          Outstanding Equity Awards At Fiscal Year End

         The  following   table  sets  forth  certain   information   concerning
outstanding  equity  awards held by the  President  and the  Company's  two most highly  compensated  executive  officers for the fiscal year ended  December 31,
2008 the "Named Executive Officers"):

-------------- ----------------------------------------------------------- -------------------------------------------
                                     Option Awards                                        Stock awards
-------------- ----------------------------------------------------------- -------------------------------------------
                                                                                                            Equity
                                                                                                            incentive
                                        Equity                                                              plan
                                        incentive                                                Equity     awards:
                                        plan                                                     incentive  Market
                                        awards:                                                  plan       or
               Number of    Number of   Number of                          Number     Market     awards:    payout
               securities  securities   securities                         of         value of   Number     value of
               underlying  underlying   underlying                         shares     shares     of         unearned
               unexercised unexercised  unexercised Option     Option      or units   of units   unearned   shares,
               options       options    unearned    exercise   expiration  of stock   of stock   shares,    units or
    Name       (#)             (#)       options      price       date     that       that       units or   others
               exercisable unexercisable   (#)         ($)                 have not   have not   other      rights
                                                                            vested     vested    rights     that
                                                                              (#)        ($)     that       have not
                                                                                                 have not    vested
                                                                                                 vested        ($)
                                                                                                    (#)
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------

Philip J.         -0-          -0-         -0-        $ -0-        -          -0-       $ -0-       -0-        -0-
Rauch, CFO
& Director
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------
Paul K.           -0-          -0-         -0-        $ -0-        -          -0-       $ -0-       -0-        -0-
Danner, CEO
& Director
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------

         The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than 10% of the cash compensation paid to each such executive officer, is not included in such table.

Option/SAR Grants

         No options were granted during the fiscal years ended December 31, 2008 and 2007.

         Aggregated Option/SAR Exercises in Last Fiscal Year

         No options were exercised during the fiscal years ended December 31, 2008 and 2007.

                              Director Compensation

         The following table sets forth the compensation, if any, paid by the Company to those directors who served on the Company's Board of Directors, during the year ended December 31, 2007 and 2008. Note: This table excludes any compensation paid for services as an officer.


                                              Director's Compensation

                         Fees                                      Non-Equity
                      Earned or                                    Incentive        Nonqualified
                       Paid in        Stock         Options           Plan            Deferred         All Other
Name                     Cash         Awards        Awards        Compensation      Compensation     Compensation

Philip Verges           $0.00         $0.00          $0.00           $0.00              $0.00            $0.00
Bruce Noller(1)         $0.00         $0.00          $0.00           $0.00              $0.00            $0.00
Paul Danner             $0.00         $0.00          $0.00           $0.00              $0.00            $0.00
(1) Resigned in 2008.

         The Board of Directors intends to grant non-employee directors options to purchase shares of Common Stock on a case-by-case basis in the future. The basis for determining the number of options to award future non-employee directors of the Company will be based on a variety of factors including the following: experience of the director in the industries the Company currently competes; previous management experience; the size of the entity the director is currently or was formerly associated with; and the overall value the current Board of Directors believes that non-employee directors will provide to the Company.

Employment Agreements

         The Company does not have any employment agreements in place with its officers at this time.

Compensation Pursuant to Plans

         Stock Option Plans. During the fiscal year ended December 31, 2008, the Company did not grant any options under any stock option plan. As of December 31, 2008, 4,750,000 options were exercisable.

         The Company has one stock option plan titled the Intercell International Corporation 1995 Compensatory Stock Option Plan (the "1995 Plan"). The Company has reserved 10,000,000 shares of common stock for issuance under the 1995 Plan. During the years ended December 31, 2007 and 2008, no options were granted or issued under the 1995 Plan.

         In August 2008, the Company established a Stock Option and Award Plan (the "2008 Plan") and has reserved 10,000,000 shares of common stock for issuance under the 2008 Plan. During the year ended December 31, 2008, under the 2008 Plan, no shares were issued.

Compensation Committee Interlocks and Insider Participation

         The Company does not have a compensation committee; all decisions on the compensation of executive officers of the Company are made by the full board of directors.

         Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

         The following table sets forth certain information regarding the beneficial ownership of outstanding shares of Common Stock as of December 31, 2008, by (a) each person known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (b) the Company's Directors, Chief Executive Officer and executive officers whose total compensation exceeded $100,000 for the last fiscal year, and (c) all directors and executive officers of the Company as a group.

                                                                      % of
Name and Address of Beneficial Owner     Number of Shares       Outstanding (3)

NewMarket Technology, Inc.
14860 Montfort Drive, Suite 210
Dallas, TX 75254                         106,481,993(1)(2)             61.1%(3)

All officers and directors as a group
(3 persons)                              106,481,993(1)(2)             61.1%(3)

(1) Includes 104,481,993 shares of Common Stock owned by NewMarket Technology, Inc. convertible based upon 250,000 shares of the Company's Series A Convertible Preferred Super Majority Voting Stock. The shares have a par value of $0.001 per share and a redemption price of $1.00 per share and bear no dividend. The shares are convertible into 60% of the issued and outstanding common stock of the Company, any time after August 31, 2007. At December 31, 2008 and date hereof, these shares would be convertible into 104,481,993 common shares.

(2) Messrs. Philip Verges, Philip J. Rauch and Paul Danner, the officers and directors of the Company, do not own any common stock, options or warrants exercisable into the common stock of the Company on December 31, 2008 or date hereof. This does not include shares of the Company held by NewMarket Technology, Inc. of which Messrs. P. Verges and Rauch are officers. By virtue of their positions as officers of NewMarket Technology, Inc., the majority control shareholders of the Company (through Series A Preferred Stock) Messrs. P. Verges and P. Rauch are deemed to control such shares

(3) Based on 69,654,662 shares of common stock issued and outstanding on December 31, 2008 and the conversion of the 250,000 shares of Series A Preferred Stock into 104,481,993 shares of common stock, there would be 174,136,655 shares outstanding as of date hereof.

                              SHAREHOLDER PROPOSALS

         Any proposal that a shareholder intends to present at the Company's 2009 Annual Meeting should be received at the Company's principal executive office no later than March 28, 2009. Any such proposal must comply with Rule 14c-8 of Regulation 14C of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

                        BOARD RECOMMENDATION OF PROPOSALS

         The Board of Directors of the Company voted unanimously to implement the Proposed Amendments. The Board of Directors believes that the Amendments will serve the Company's current business. The Company is not expected to experience any tax consequence as a result of the Amendments.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement has been presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO PAUL K. DANNER, PRESIDENT OF THE COMPANY, AT CHINA CRESCENT ENTERPRISES, INC., 14860 MONTFORT DRIVE, SUITE 210, DALLAS, TEXAS, TELEPHONE (972) 386-3372. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.

                                                CHINA CRESCENT ENTERPRISES, INC.


                                                By:      /s/ Philip J. Rauch
                                                         -------------------
                                                         Philip J. Rauch, CFO

                                     BALLOT
                        CHINA CRESCENT ENTERPRISES, INC.

                                 March 17, 2009

     I wish to register my vote as follows:

     1. To authorize a reverse split of the common stock issued and outstanding on a one new share for twenty-five old shares basis. Fractional shares will be rounded up to the next whole share. (Requires an amendment to the Articles of Incorporation.)

[_] FOR                           [_] AGAINST                      [_] WITHHOLD

     2. To authorize the amendment to the Company's Articles of Incorporation to increase the number of authorized Common Shares from two hundred million
(200,000,000) to one billion (1,000,000,000). (Requires an Amendment to our Articles of Incorporation.)

[_] FOR                           [_] AGAINST                      [_] WITHHOLD


THIS BALLOT VOTE WILL BE RECORDED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.


Number of shares owned ________________



-------------------------------------       ------------------------------------
Signature of Stockholder                             Signature if held jointly

Printed name: __________________________    Printed name: ______________________

Address: ______________________________

         --------------------------------

                                              Dated: _____________________, 2009

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



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